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                                                            EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Joint Proxy Statement/Prospectus of Kansas City Power & Light Company, UtiliCorp United Inc. and KC United Corp. (Form S-4), of our reports dated February 6, 1996, incorporated by reference and included in UtiliCorp United Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Joint Proxy Statement/Prospectus.



/s/ Arthur Andersen LLP

Kansas City, Missouri
April 1, 1996